EXHIBIT 23.1



             CONSENT OF TROCHIANO & DASZKOWSKI LLP,
                    CERTIFIED PUBLIC AUDITORS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Micronetics Wireless, Inc. (the "Company"), relating to the registration of 600,000 shares of the Company's Common Stock, of our report dated May 19, 2000, which appears on page F-1 of the Company's Annual Report on Form 10-KSB for its fiscal year ended March 31, 2000.



                                   /s/Trochiano & Daszkowski LLP
                                   TROCHIANO & DASZKOWSKI LLP

Staten Island, New York
September 22, 2000